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CKE RESTAURANTS® ANNOUNCES THIRD QUARTER FISCAL 2010 RESULTS
— Third Quarter Company-Operated Restaurant-Level Margin Increases from Prior Year to 18.1%—

CARPINTERIA, Calif. — December 8, 2009 — CKE Restaurants, Inc. (NYSE:CKR) announced today third quarter results and the filing of its Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) for the twelve weeks ended November 2, 2009.

Third Quarter Highlights

	Third Quarter
($ in millions, except per share amounts)	FY 2010	FY 2009

Company-Operated Blended Same-Store Sales	-3.7%	+0.9%

Company-Operated Restaurant-Level Margin (1)	18.1%	17.9%

Total Revenue	$324.2	$336.6

Operating Income	$16.3	$17.8

Net Income	$6.2	$5.4

Diluted EPS	$0.11	$0.10

Adjusted EBITDA (2)	$36.0	$37.3

Diluted EPS, excluding mark-to-market adjustments(3)	$0.15	$0.15

Effective Tax Rate	41.6%	41.2%

(1) We define company-operated restaurant-level margin as restaurant-level income divided by company-operated restaurants revenue. Restaurant-level income is company-operated restaurants revenue less restaurant operating costs, which are the expenses incurred directly by our company-operated restaurants in generating revenues and do not include advertising costs, general and administrative expenses or facility action charges.
(2) Excludes interest expense, depreciation and amortization, facility action charges, share-based compensation expense, and income tax expense.
(3) Diluted earnings per share, excluding mark-to-market adjustments (and related income tax effect at our marginal tax rate of 38.3%) related to our interest rate swap agreements.

Executive Statement
“The U.S. economic downturn and particularly high unemployment rates in California and among our core target audience of young men, continued to impact same-store sales at Carl’s Jr.® and Hardee’s®. I am, however, pleased by our increase in company-operated restaurant-level margins and our attractive overall profitability despite these same-store sales headwinds,” said Andrew F. Puzder, chief executive officer. “Our profitability remained strong as we avoided the competition’s deep-discounting tactics and due to favorable commodity costs. We were able to improve our margins despite an 80 basis point increase in depreciation expense for the quarter primarily due to our remodel programs at both brands.

We will continue to emphasize the excellent value-for-the money of our premium products in our advertising while also pursuing new initiatives to improve same-store sales results in these challenging times. Those new initiatives include: the launch of new premium products, such as the Hardee’s Portobello Mushroom Melt Thickburger®; promoting our healthier menu options using cost-effective digital media; and the kick-off later this month of a new line of premium entrée salads at Carl’s Jr. with an attention-getting advertising campaign starring popular celebrity, Kim Kardashian.”

Third Quarter Financial Details

•	Company-operated restaurant-level margin increased 20 basis points to 18.1% of company-operated restaurant revenue despite an 80 basis point increase in depreciation costs, primarily associated with recent remodeling activities. Favorable commodity costs more than offset a 100 basis point increase in labor costs and the increase in depreciation costs.

•	Operating income was $16.3 million, or 5.0% of total revenue compared to $17.8 million, or 5.3% of revenue in the same quarter of the prior year.

•	The Company’s Adjusted EBITDA remained strong at $36.0 million, or 11.1% of total revenue, compared to $37.3 million, or 11.1% in the prior year quarter. For the trailing 13 periods ended November 2, 2009, the Company generated Adjusted EBITDA of $168.1 million.

•	Total quarterly revenue was $324.2 million, a decline of 3.7%.

•	The Company remodeled 15 Carl’s Jr. and 16 Hardee’s restaurants and completed a combined 12 dual-branded Green Burrito® and Red Burrito® restaurant conversions during the quarter.

•	Year-to-date, net cash provided by operations was $118.5 million as compared to $108.4 million in the comparable prior year period.

•	Despite capital expenditures required for the ongoing remodel program, the company reduced its bank and other long-term debt by $37.2 million on a year-to-date basis to $277.6 million. As of November 2, 2009 the Company’s leverage ratio was 2.08.

•	Carl’s Jr. and Hardee’s increased their system-wide unit count by 31 restaurants year-to-date for a consolidated total of 3,147.

Third Quarter Concept Details

	Carl’s Jr.		Hardee’s		Blended
	Q3	Q3	Q3	Q3	Q3	Q3
FY 2010		FY 2009	FY 2010	FY 2009	FY 2010	FY 2009

Company-Operated Same-Store Sales	-5.2%	+ 0.5%	-1.8%	+ 1.3%	-3.7%	+ 0.9%

Company-Operated Restaurant-Level Margin	19.4%	20.0%	16.6%	15.3%	18.1%	17.9%

Company-Operated Average Unit Volume-Trailing 13 Periods (000)	$1,468	$1,529	$1,004	$982	$1,221	$1,221

•	Carl’s Jr. company-operated same-store sales declined 5.2% as a result of the particularly weak economy in California. On a two-year basis, same-store sales decreased 4.7%. Restaurant-level margin declined to 19.4% compared to the prior year quarter at 20.0% of company-operated restaurants revenue. Increased depreciation of 80 basis points related to the ongoing remodeling program and equipment upgrades and increased labor costs due to sales deleveraging were largely offset by reductions in commodity costs for beef, cheese and oil products, and reduced distribution costs related to lower fuel and administrative costs.

•	Hardee’s company-operated same-store sales decreased 1.8% also due to weak economic conditions. On a two-year basis, same-store sales decreased 0.5%. Company-operated restaurant-level margin increased to 16.6% of company-operated restaurants revenue compared to 15.3% in the prior year quarter despite a 90 basis point increase in depreciation costs, primarily related to recent remodeling activity and equipment upgrades. Lower commodity costs for beef, pork, cheese, and oil products more than offset the increase in depreciation costs as well as a 110 basis point increase in labor costs due primarily to an increase in the federal minimum wage rate.

Conference Call
The Company will host a conference call and webcast on December 9, 2009, at 6:00 a.m. PST (9:00a.m. EST) to review these results and discuss the Company’s growth plans. The Company invites investors to listen to the live webcast of the conference call at www.ckr.com under “Investors.” The dial in information is (617) 213-8059. The access code is 84437428.

SEC Filings
The Company’s filings with the SEC are available to investors at www.ckr.com under “Investors/SEC Filings.”

Non-GAAP Financial Measures
Adjusted EBITDA is a non-GAAP measure used by our lenders as an indicator of earnings available to service debt, fund capital expenditures and for other corporate uses.  Our maximum annual capital expenditures are limited by our senior credit facility, based on a sliding scale driven by our Adjusted EBITDA.  Management internally utilizes various financial measures, excluding mark-to-market adjustments, to evaluate and compare our operating results between periods.  We believe that diluted net income and earnings per share, excluding such adjustments, are important metrics to consider in evaluating company performance.  Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

CKE Restaurants, Inc.
Headquartered in Carpinteria, Calif., CKE Restaurants, Inc. is publicly traded on the New York Stock Exchange under the symbol “CKR.” As of the end of its fiscal 2010 third quarter, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,147 franchised, licensed or company-operated restaurants in 42 states and in 14 countries, including 1,221 Carl’s Jr. restaurants and 1,913 Hardee’s restaurants. For more information about CKE Restaurants, please visit www.ckr.com.

Safe Harbor Disclosure
Matters discussed in this press release contain forward-looking statements relating to the effect of the Company’s future brand strategies, and the impact of the Company’s sales and marketing initiatives, on profitability and future operating results, and are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, supermarkets and convenience stores; changes in economic conditions which may affect the Company’s business and stock price; the effect of restrictive covenants in the Company’s credit facility on the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; changes in consumer preferences and perceptions; changes in the price or availability of commodities; changes in the Company’s suppliers’ ability to provide quality products to the Company in a timely manner; the effect of the media’s reports regarding food-borne illnesses and other health-related issues on the Company’s reputation and its ability to obtain products; the seasonality of the Company’s operations; increased insurance and/or self-insurance costs; the Company’s ability to select appropriate restaurant locations, construct new restaurants, complete remodels of existing restaurants and renew leases with favorable terms; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.

Source: CKE Restaurants, Inc.

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF NOVEMBER 2, 2009 AND JANUARY 31, 2009
(In thousands, except par values)
(Unaudited)

	November 2,	January 31,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$20,068	$17,869
Accounts receivable, net of allowance for doubtful accounts of $348 as of November 2, 2009 and $720 as of January 31, 2009	35,859	40,738
Related party trade receivables	5,220	4,923
Inventories, net	22,319	24,215
Prepaid expenses	14,041	13,445
Assets held for sale	232	805
Advertising fund assets, restricted	19,527	16,340
Deferred income tax assets, net	17,510	20,781
Other current assets	2,903	1,843

Total current assets	137,679	140,959
Notes receivable, net of allowance for doubtful accounts of $365 as of November 2, 2009 and $529 as of January 31, 2009	1,293	3,259
Property and equipment, net of accumulated depreciation and amortization of $439,999 as of November 2, 2009 and $420,375 as of January 31, 2009	559,964	543,770
Property under capital leases, net of accumulated amortization of $45,978 as of November 2, 2009 and $48,341 as of January 31, 2009	33,658	23,403
Deferred income tax assets, net	41,377	57,832
Goodwill	24,106	23,688
Intangible assets, net	2,369	2,508
Other assets, net	8,503	9,268

Total assets	$808,949	$804,687

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$2,709	$4,341
Current portion of capital lease obligations	7,696	6,389
Accounts payable	55,528	60,903
Advertising fund liabilities	19,527	16,340
Other current liabilities	100,727	91,765

Total current liabilities	186,187	179,738
Bank indebtedness and other long-term debt, less current portion	274,929	310,447
Capital lease obligations, less current portion	43,895	36,273
Other long-term liabilities	82,249	83,953

Total liabilities	587,260	610,411

Stockholders’ equity:
Preferred stock, $.01 par value; 5,000 shares authorized; none issued or outstanding	—	—
Series A Junior Participating Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 55,179 shares issued and outstanding as of November 2, 2009; 54,653 shares issued and outstanding as of January 31, 2009	552	546
Additional paid-in capital	280,506	276,068
Accumulated deficit	(59,369)	(82,338)

Total stockholders’ equity	221,689	194,276

Total liabilities and stockholders’ equity	$808,949	$804,687

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	November 2,	November 3,	November 2,	November 3,
	2009	2008	2009	2008
Revenue:
Company-operated restaurants	$246,696	$255,545	$847,654	$880,858
Franchised and licensed restaurants and other	77,521	81,050	259,334	274,398

Total revenue	324,217	336,595	1,106,988	1,155,256

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	69,665	76,785	242,066	262,214
Payroll and other employee benefits	71,386	71,237	241,142	250,349
Occupancy and other	60,874	61,841	201,461	199,687

Total restaurant operating costs	201,925	209,863	684,669	712,250
Franchised and licensed restaurants and other	58,854	61,474	196,680	210,131
Advertising	15,679	15,105	51,451	51,902
General and administrative	30,977	31,156	103,061	108,037
Facility action charges, net	520	1,242	3,022	2,666

Total operating costs and expenses	307,955	318,840	1,038,883	1,084,986

Operating income	16,262	17,755	68,105	70,270
Interest expense	(6,430)	(9,363)	(14,834)	(16,330)
Other income, net	704	769	1,991	2,290

Income before income taxes	10,536	9,161	55,262	56,230
Income tax expense	4,379	3,773	22,460	21,882

Net income	$6,157	$5,388	$32,802	$34,348

Income per common share:
Basic	$0.11	$0.10	$0.60	$0.65

Diluted	$0.11	$0.10	$0.60	$0.63

Dividends per common share	$0.06	$0.06	$0.18	$0.18

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Forty Weeks Ended
	November 2,	November 3,
	2009	2008
Cash flows from operating activities:
Net income	$32,802	$34,348
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54,317	48,141
Amortization of deferred loan fees	799	948
Share-based compensation expense	6,216	9,515
(Recovery of) provision for losses on accounts and notes receivable	(346)	15
Loss on sale of property and equipment and capital leases	1,352	1,914
Facility action charges, net	3,022	2,666
Deferred income taxes	19,078	17,723
Other non-cash charges	24	28
Net changes in operating assets and liabilities:
Receivables, inventories, prepaid expenses and other current and non-current assets	4,859	6,226
Estimated liability for closed restaurants and estimated liability for self-insurance	(2,782)	(4,470)
Accounts payable and other current and long-term liabilities	(805)	(8,680)

Net cash provided by operating activities	118,536	108,374

Cash flows from investing activities:
Purchases of property and equipment	(69,399)	(82,658)
Proceeds from sale of property and equipment	3,836	21,042
Collections of non-trade notes receivable	2,330	2,799
Acquisition of restaurants, net of cash acquired	(485)	—
Other investing activities	111	68

Net cash used in investing activities	(63,607)	(58,749)

Cash flows from financing activities:
Net change in bank overdraft	876	(13,911)
Borrowings under revolving credit facility	98,000	133,500
Repayments of borrowings under revolving credit facility	(131,500)	(135,000)
Repayments of credit facility term loan	(3,633)	(15,815)
Repayments of other long-term debt	(17)	(131)
Repayments of capital lease obligations	(5,637)	(4,493)
Payment of deferred loan fees	—	(399)
Repurchase of common stock	(1,690)	(4,296)
Exercise of stock options	569	1,626
Excess tax benefits from exercise of stock options and vesting of restricted stock awards	131	174
Dividends paid on common stock	(9,829)	(9,449)

Net cash used in financing activities	(52,730)	(48,194)

Net increase in cash and cash equivalents	2,199	1,431
Cash and cash equivalents at beginning of period	17,869	19,993

Cash and cash equivalents at end of period	$20,068	$21,424

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED PRESENTATION OF NON-GAAP MEASUREMENTS
(In thousands)
(Unaudited)

Reconciliation of net income to Adjusted EBITDA:

					Trailing-13
					Periods Ended
					November 2,
	Twelve Weeks Ended		Forty Weeks Ended		2009
	November 2,	November 3,	November 2,	November 3,
	2009	2008	2009	2008
Net income	$6,157	$5,388	$32,802	$34,348	$35,410
Interest expense	6,430	9,363	14,834	16,330	27,113
Income tax expense	4,379	3,773	22,460	21,882	22,111
Depreciation and amortization	16,505	14,835	54,317	48,141	69,673
Facility action charges, net.	520	1,242	3,022	2,666	4,495
Share-based compensation expense	2,000	2,658	6,242	9,524	9,252

Adjusted EBITDA	$35,991	$37,259	$133,677	$132,891	$168,054

Reconciliation of net income to net income for computation of diluted income per share, excluding mark-to-market adjustments, and weighted average shares for computation of diluted income per share:

	Twelve Weeks Ended
	November 2,	November 3,
	2009	2008
Net income	$6,157	$5,388
Add: Interest and amortization costs for 2023 Convertible Notes, net of related tax effect	—	56
Less: Distributed and undistributed income attributable to unvested restricted stock awards	(103)	(105)

Income for computation of diluted income per share	6,054	5,339
Add: Interest rate swap agreements mark-to-market adjustments	3,631	4,911
Less: Income tax effect of mark-to-market adjustments	(1,391)	(1,881)

Net income for computation of diluted income per share, excluding mark-to- market adjustments	$8,294	$8,369

Weighted-average shares for computation of diluted income per share	54,217	54,062